UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2019

Professional Diversity Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 614-0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	IPDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

At a meeting held on November 27, 2019, the Board of Directors (the “Board”) of Professional Diversity Network, Inc. (the “Company”) resolved to establish a special committee (the “Special Committee”) of the Board, consisting of Ms. Courtney Shea, Mr. Michael Belsky and Mr. Haibin Gong, being all the members of the Board not appointed by Cosmic Forward Limited, the largest shareholder of the Company, to lead an independent investigation (the “Investigation”) of the Company’s operations in China, the recent resignation of the Company’s former Chairman and CEO, Mr. Maoji (Michael) Wang, the Seizure Decision Notice received by the Company’s Chinese subsidiary from Chinese authorities and related events and activities as the Special Committee deems appropriate. The Special Committee will have all powers necessary to conduct the investigation, including, without limitation, the power to engage outside legal counsel and seek assistance from the Company’s outside auditing firm, Ciro E. Adams, CPA, LLC. The Board also resolved to postpone the Company’s 2019 shareholder meeting pending the results of the Investigation. The Special Committee is actively selecting outside legal advisors and is expected to conclude the process by the end this week.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2019	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Xin (Adam) He
Xin (Adam) He
Interim Chief Executive Officer and Chief Financial Officer